Exhibit 10.4

                          FORTUNE PETROLEUM CORPORATION

                                              SENT VIA FACSIMILE AND U.S. MAIL

November 22, 1996

Ms. Cynthia Keefover, Vice President
Toluca Pacific Securities Corporation
3500 W. Olive Avenue   11th Floor
Burbank, California  91505

Mr. Brent Berry
Brookstreet Securities
13215 W. Penn St.  Suite 330
Whittier, California   90602

      Re: 10-1/2% Convertible Subordinated Debentures Due December 31, 1997 Exchange Offer Amendment

Dear Cindy and Brent:

      The following terms of the Fortune Petroleum Corporation 10-1/2% Convertible Subordinated Debentures Due December 31, 1997 debenture exchange shall supersede those of our November 27, 1995 agreement:

      1. Each debenture will be convertible into 286 shares of Fortune common stock (the "Exchange Shares") at an approximate conversion price of $3.4965 per share (the "Exchange Price");

      2. Each debenture holder who takes advantage of this conversion opportunity will also receive 250 Fortune common stock purchase warrants (the "Exchange Warrants"). Fifty percent (50%) of the warrants shall be exercisable at $4.00 and the other fifty percent (50%) shall be exercisable at $5.00. The Exchange Warrants shall expire three years from the effective date;

      3. Both the Exchange Shares and the Fortune shares of common stock underlying the Exchange Warrants will be registered with the SEC in the exchange offering registration statement and applied for listing with the American Stock Exchange. The Exchange Warrants, themselves, will not be registered for trading or listed and will be a private security;

Ms. Cynthia Keefover
Toluca Pacific Securities Corporation
Mr. Brent Barry
Brookstreet Securities
November 22, 1996
Page 2

      4. The Exchange Warrants are callable by Fortune at any time after Fortune's common stock closing price equals or exceeds $6.00 for ten (10) consecutive trading days;

      5. The Exchange Shares, and any shares of Fortune common stock which have been issued that are underlying the Exchange Warrants, shall not be tradable for ninety (90) days following the completion of the exchange offer; and,

      6. Debenture holders shall have FORTY-FIVE (45) days from the effective date to exchange their debentures for Exchange Shares and Exchange Warrants.

      7.    TOLUCA  PACIFIC  SECURITIES   CORPORATION  AND  BRENT  BERRY  OF
BROOKSTREET SECURITIES SHALL ACT AS CO-CONVERSION AGENTS.

      In exchange for your assistance, provided Fortune is successful in converting a minimum of 80% of its outstanding debentures, Fortune will issue to you forty (40) private common stock purchase warrants exercisable at the Exchange Price and subject to the same call provision of Item 4 above. The term of the warrants shall be for three years. Fortune will publicly register the shares underlying these warrants concurrently with the registration of the debenture exchange offer.

      Fortune is prepared to request its exchange offer registration statement be declared effective based upon these terms. Therefore, please confirm, to Fortune, your agreement in proceeding under the terms described above regarding the Fortune Petroleum Corporation 10-1/2% Convertible Subordinated Debentures Due December 31, 1997 debenture exchange by signing below.

Sincerely,

/s/  TYRONE J. FAIRBANKS
     Tyrone J. Fairbanks
     President and Chief Executive Officer

AGREED & ACCEPTED:

/s/ CYNTHIA KEEFOVER                                  NOVEMBER  25, 1996
Ms. Cynthia Keefover, Vice President                        Date
Toluca Pacific Securities Corporation

/s/ BRENT BERRY                                       NOVEMBER 22, 1996
Mr. Brent Berry                                             Date
Brookstreet Securities